THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, TO A NON-US PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PRESS VENTURES, INC.

CONVERTIBLE PROMISSORY NOTE

August 29, 2013	$250,000

Press Ventures, Inc., a Nevada corporation (the “Company”), for value received, promises to pay to the order of Union Investment Funds, Inc., (the “Holder”), the sum of two hundred fifty thousand ($250,000) (the “Principal”), plus accrued interest, pursuant to the terms and conditions set forth herein.

The Company and Holder agree as follows:

1. Issuance of Principal and Conversion.

1.1 Except as set forth in Section 3 below, the unpaid Principal of this Note and any accrued and unpaid interest shall be due and payable by the Company on August 29, 2016 (“Maturity Date”).

1.2 The unpaid Principal of this Note shall bear interest at the rate of 10% per annum, simple interest.  Interest on this Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed.

1.3 At any time on or before the Maturity Date (the “Conversion Date”), Holder, at its sole discretion may elect to have all or part of the Principal of this Note and the accrued and unpaid interest thereon (the “Debt”), converted into a number of shares of common stock of the Company determined by dividing (i) the unpaid Principal of this Note and any accrued and unpaid interest thereon, as of the Conversion Date, by (ii) the lower of (a) $0.25 per share, or (b) a twenty five percent (25%) discount to the average closing price as reported by Bloomberg L.P. during the five (5) day trading period immediately prior to the Conversion Date (the “Conversion Price”) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof).  The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of common stock issuable upon its conversion. The number of shares of common stock to be issued upon each conversion of the Debt shall be determined by dividing that portion of Debt to be converted by the Conversion Price.

1.4 All rights with respect to such portion of the Debt converted pursuant to Section 1.3, shall terminate upon such conversion.  Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as to that portion of the Note that the Holder elects to convert as soon as possible following such conversion, and the Company shall execute and deliver a new promissory note, upon the same terms and conditions set forth herein, evidencing the right of the Holder to the balance of the principal that was not converted (and accrued but unpaid interest thereon, as applicable).

1.5 The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest of this Note.

1.6 In the event of conversion the Holder will surrender the original of this Note for conversion at the principal office of the Company at the time of such conversion.  Holder agrees to execute all necessary documents in connection with the conversion of this Note, including a definitive stock purchase agreement.  If upon such conversion of this Note a fraction of a share would result, then the Company will round up to the nearest whole share.

2. Issuance of Consideration on Conversion.  As soon as practicable after receipt of the original Note and related documents for conversion pursuant to Section 1, but in no event later than five (5) business days therefrom, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, a certificate or certificates for the number of shares of common stock to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Note.

3. Prepayment.  At any time prior to the Maturity Date the Company may prepay, in whole or in part, the Debt in full satisfaction and accord of the Company’s obligations under this Note.  Any prepayment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid.

4. Miscellaneous.

4.1 Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

4.2 Assignment.  Holder may not transfer or assign all or any part of this Note except upon prior written notice to the Company and with the Company’s prior written consent

4.3 Restrictions on Transfer.  This Note may only be transferred in compliance with applicable state and federal laws.  All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

[Remainder of Page Intentionally Blank - Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

PRESS VENTURES, INC.

By:

Name: Edward Denkiewicz

Title:  President

Agreed and Accepted by the Holder:

Investor:     _____________________________

By:               _____________________________

Name:          _____________________________

Title:            _____________________________